UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2007

InfoSonics Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

	5880 Pacific Center Blvd., San Diego, CA	92121
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of InfoSonics Corporation (the "Company") approved increases in the annual base salary for Joseph Ram, the Company’s President and Chief Executive officer, Jeff Klausner, the Company’s Chief Financial Officer, Abraham Rosler, the Company’s Executive Vice President, and John Althoff, the Company’s President, Latin America division. Effective as of January 1, 2007, Mr. Ram’s annual base salary increased from $275,000 to $325,000, Mr. Klausner’s annual base salary increased from $150,000 to $175,000, Mr. Rosler’s annual base salary increased from $120,000 to $150,000 and Mr. Althoff’s annual base salary increased from $120,000 to $144,000.

The increases in annual base salary for these executives were based on a recent review of the compensation for such management positions by a compensation consultant engaged by the Committee.

In addition, the Committee approved annual discretionary bonus payments for the year ended December 31, 2006. The bonuses are to be paid to Mr. Ram ($90,000), Mr. Klausner ($45,000), and Mr. Rosler ($45,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer

Dated: March 8, 2007